SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 11, 2018

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Retirement

On December 11, 2018, Dr. Felix Theeuwes provided notice to the Board of Directors (the “Board”) of DURECT Corporation (“DURECT”) of his decision to retire as Chairman of the Board and from the Board and the company, effective December 31, 2018. Dr. Theeuwes’ decision to retire did not involve any disagreement on any matter relating to DURECT’s operations, policies or practices. DURECT is grateful to Dr. Theeuwes, who co-founded DURECT and served as Chairman of the Board and Chief Scientific Officer from DURECT’s founding to 2018.

David R. Hoffmann, who currently serves as Lead Independent Director of the Board and as Chairman of the Audit Committee, will serve as DURECT’s new Chairman of the Board effective January 1, 2019.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of DURECT Corporation dated December 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: December 17, 2018	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer

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